QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 28, 2003

MARKWEST HYDROCARBON, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11566	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant's telephone number, including area code: 303-290-8700

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 28, 2003, MarkWest Energy Partners, L.P. (the "Partnership" or "MarkWest Energy Partners"), the consolidated subsidiary of MarkWest Hydrocarbon, Inc. ("MarkWest Hydrocarbon"), completed the acquisition from PNG Corporation, as seller, of Pinnacle Natural Gas Company, Pinnacle Pipeline Company, PNG Transmission Company, Inc., PNG Utility Company and Bright Star Gathering, Inc. (collectively, "Pinnacle"), all of which were wholly-owned subsidiaries of PNG Corporation. The purchase price was comprised of $23.4 million paid in cash, plus the assumption of specified liabilities, including $16.6 million of bank indebtedness, which was paid in full concurrent with the closing of the transaction.

        The acquisition was accomplished through a merger under Texas law of Pinnacle and four newly formed wholly owned subsidiaries of the Partnership as buyers. None of the separate assets, liabilities or equity ownership of PNG Corporation was included in the acquisition. In the merger, substantially all of the assets and liabilities of Pinnacle were allocated to the MarkWest Energy Partners entities, and all of the Pinnacle entities and all of the buyer entities survived the merger. The assets acquired are primarily located in the state of Texas, with the balance located in New Mexico, Louisiana, Mississippi and Kansas, and are comprised of three lateral natural gas pipelines and twenty gathering systems. The three lateral natural gas pipelines, Lake Whitney, located in Hill and Johnson Counties, Texas, Rio Nogales, located in Guadalupe and Caldwell Counties, Texas, and Blackhawk, located in Hutchinson County, Texas, consist of approximately 67 miles of pipe and transport up to 1.1 Bcf/day under firm contracts to power plants. The twenty gathering systems gather more than 44 MMscfd. The two largest gathering systems, Appleby, located in Nacogdoches and Rusk Counties, Texas, and Brahaney, located in Yoakum County, Texas, consist of approximately 143 miles of pipe and serve approximately 146 wells owned by 26 producers.

        The principal Pinnacle liabilities that were not assumed by MarkWest Energy Partners were (i) pre-merger tax liabilities and (ii) liabilities associated with the lawsuit captioned Ray Noseff, et. al., Plaintiffs v. Pinnacle Natural Gas Company, Michael Tindle, Enron Corp., Northern Natural Gas Co., Daniel Industries, Inc., Constant Power Manufacturing Co., Peter Paul, Inc., Skinner, Inc. and Honeywell, Inc., Defendants. MarkWest Energy Partners acquired substantially all of the operating assets of Pinnacle, except for the property and contract rights associated with the Hobbs, New Mexico lateral pipeline, although MarkWest Pinnacle L.P. is providing certain operating services to the Hobbs pipeline operation. Pinnacle has an option to sell, and MarkWest Energy Partners would then have the obligation to purchase, the Hobbs lateral pipeline under certain circumstances for up to $2.5 million.

        The parties agreed to indemnify each other for liabilities arising out of breaches of representations and warranties in the purchase agreement for a period of 18 months following the closing (subject to certain exceptions) to the extent such liabilities exceed $450,000, up to a limit of 25% of the purchase price.

        MarkWest Hydrocarbon assumed the employment agreement of William Janacek, President and CEO of Pinnacle Natural Gas Company, prior to the acquisition. The Partnership intends to retain Pinnacle offices in Texas, and to retain most of Pinnacle's employees.

        The acquisition was financed through borrowings under the Partnership's line of credit, which was amended at the closing of the acquisition to increase borrowings thereunder by $15 million. At the conclusion of the acquisition, including repayment of certain assumed indebtedness of Pinnacle, outstanding borrowings under the Partnership's credit facility were $61.1 million. Substantially all of the acquired assets are pledged to the banks under the Partnership's credit facility. The amendment imposes certain restrictions on inter-company and other borrowings by the MarkWest Energy Partners entities holding lateral pipeline assets, which restrictions may be lifted upon the satisfaction of certain post-closing conditions. In the amendment, Royal Bank of Canada assumed the role of administrative agent and letter of credit issuer for the facility.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Businesses Acquired.

        Following are the audited financial statements of PNG Corporation and Subsidiaries for the three years in the period ended December 31, 2002. Arthur Andersen LLP previously audited the consolidated financial statements of PNG Corporation and Subsidiaries for the years ended December 31, 2001 and 2000. In connection with the acquisition of certain subsidiaries of PNG Corporation, MarkWest Energy Partners, a consolidated subsidiary of MarkWest Hydrocarbon, engaged PricewaterhouseCoopers LLP ("PWC") to audit PNG Corporation and Subsidiaries' consolidated financial statements as of December 31, 2002 and for the year then ended. During the audit of PNG Corporation and Subsidiaries consolidated financial statements for 2002, MarkWest Energy Partners was made aware of certain revisions that should be made to PNG Corporation and Subsidiaries' consolidated financial statements for the years ended December 31, 2001 and 2000. Consequently, MarkWest Energy Partners engaged PricewaterhouseCoopers LLP to re-audit the consolidated financial statements of PNG Corporation and Subsidiaries for the years ended December 31, 2001 and 2000. This amendment to the previously filed Form 8-K includes the audits of the consolidated financial statements of PNG Corporation and Subsidiaries for each of the three years in the period ended December 31, 2002.

PNG CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2002	December 31, 2001
Assets
Current assets:
Cash and cash equivalents	$4,444,311	$3,642,963
Certificate of deposit	186,484	181,191
Accounts receivable:
Trade	5,365,685	3,357,957
Other	151,713	512,671
Prepaid and other current assets	88,648	68,254

Total current assets	10,236,841	7,763,036

Property, plant and equipment, net	30,461,518	34,087,678
Investments in unconsolidated affiliates	1,759,573	1,661,775
Deferred income taxes	4,259,954	—
Other non-current assets, net	86,081	256,098

Total assets	$46,803,967	$43,768,587

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,192,736	$4,593,247
Accrued liabilities	876,849	987,143
Current portion of long-term debt	11,053,762	3,264,590
Current portion of related party subordinated debentures	4,300,000	—

Total current liabilities	24,423,347	8,844,980
Long-term debt, net of current maturities	5,500,000	20,853,765
Deferred revenue	6,837,161	7,042,570
Accrued stock compensation expense	3,572,621	2,055,003

Total liabilities	40,333,129	38,796,318

Commitments and contingencies (Note 8)
Minority interest	30,935	177,923
Stockholders' Equity:
Common stock, $.01 par value, Class D, 5,000,000 shares authorized, 3,240,739 shares issued and outstanding at December 31, 2002 and 2001	32,407	32,407
Additional paid-in capital	8,717,593	8,717,593
Accumulated deficit	(2,310,097)	(3,955,654)

Total stockholders' equity	6,439,903	4,794,346

Total liabilities and stockholders' equity	$46,803,967	$43,768,587

The accompanying notes are an integral part of these financial statements.

PNG CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Year Ended December 31,
	2002	2001	2000
Sales:
Gas sales	$37,652,664	$42,762,969	$38,507,228
Transportation revenues	695,900	1,030,806	1,171,895
Condensate and liquid sales	275,714	664,166	960,335
Capacity fees and other	5,042,758	3,670,220	2,121,667

Total sales	43,667,036	48,128,161	42,761,125
Operating expenses:
Gas purchases	32,612,663	38,128,538	33,000,082
System operating expenses	3,909,179	3,558,655	2,975,816
General and administrative (includes non-cash stock compensation of $1,517,618, $1,656,429, and $398,574 in 2002, 2001 and 2000, respectively)	3,264,550	3,143,124	2,060,476
Depreciation and amortization	3,471,729	2,631,599	2,567,473
Impairment of operating assets	1,672,295	1,740,017	2,472,735
Gain on sale of assets	(109,476)	—	—

Total operating expenses	44,820,940	49,201,933	43,076,582

Loss from operations	(1,153,904)	(1,073,772)	(315,457)
Other (expense) income:
Interest income	9,211	75,662	68,718
Interest expense	(1,278,246)	(1,716,064)	(1,870,110)
Equity in earnings (losses) of unconsolidated affiliates	(42,360)	124,509	93,358
Impairment of unconsolidated affiliate	(248,766)	—	—
Minority interest in net (income) loss of consolidated subsidiary	146,988	43,961	(59,277)

Total other expense	(1,413,173)	(1,471,932)	(1,767,311)

Loss before income taxes	(2,567,077)	(2,545,704)	(2,082,768)
Income tax (benefit) expense	(4,212,634)	404,504	—

Net income (loss)	$1,645,557	$(2,950,208)	$(2,082,768)

The accompanying notes are an integral part of these financial statements.

PNG CORPORATION AND SUBSIDIARIES
Consolidated Statements of Stockholder's Equity

	Class D Common Stock
			Additional Paid In Capital	Accumulated Earnings/(Deficit)
	Shares	Amounts			Total
Balances, December 31, 1999	3,037,035	$30,370	$8,169,630	$1,077,322	$9,277,322
Net loss	—	—	—	(2,082,768)	(2,082,768)
Issuance of Class D common stock	203,704	2,037	547,963	—	550,000

Balances, December 31, 2000	3,240,739	32,407	8,717,593	(1,005,446)	7,744,554
Net loss	—	—	—	(2,950,208)	(2,950,208)

Balances, December 31, 2001	3,240,739	32,407	8,717,593	(3,955,654)	4,794,346
Net income	—	—	—	1,645,557	1,645,557

Balances, December 31, 2002	3,240,739	$32,407	$8,717,593	$(2,310,097)	$6,439,903

The accompanying notes are an integral part of these financial statements.

PNG CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2002	2001	2000
Cash flows from operating activities:
Net income (loss)	$1,645,557	$(2,950,208)	$(2,082,768)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Gain on sale of assets	(109,476)	—	—
Depreciation and amortization	3,471,729	2,631,599	2,567,473
Amortization of deferred revenue	(205,409)	—	—
Impairment of operating assets	1,921,061	1,740,017	2,472,735
Equity in (income) losses of unconsolidated affiliate and/or net of distributions received	117,360	(124,509)	(93,358)
Stock compensation	1,517,618	1,656,429	398,574
Amortization of deferred financing costs	26,060	15,083	81,219
Deferred taxes	(4,259,954)	—	—
Minority interest	(146,988)	(43,961)	59,277
Deferred revenue	—	7,042,570	—
Changes in operating assets and liabilities:
Accounts receivable	(1,646,770)	4,205,726	(2,872,788)
Accounts payable and accrued liabilities	3,489,195	(3,017,718)	2,181,489
Prepaid and other current assets	(20,394)	(59,385)	47,175
Other assets and liabilities	143,957	(197,280)	—

Net cash flows provided by operating activities	5,943,546	10,898,363	2,759,028

Cash flows from investing activities:
Capital expenditures	(1,775,046)	(12,559,608)	(3,240,468)
Contributions to unconsolidated affiliates	(463,924)	(615,311)	(229,506)
Proceeds from the sale of assets	366,658	45,000	—
Other	(5,293)	(9,052)	(9,417)

Net cash flows used in investing activities	(1,877,605)	(13,138,971)	(3,479,391)

Cash flows from financing activities:
Payments on debt	(3,264,593)	(2,194,354)	(489,439)
Proceeds from issuance of debt	—	5,500,000	2,608,855
Deferred financing costs	—	(55,000)	—
Distributions to minority interest	—	(61,111)	—
Proceeds from issuance of class of common stock	—	—	550,000

Net cash flows used in financing activities	(3,264,593)	3,189,535	2,669,416

Net increase in cash and cash equivalents	801,348	948,927	1,949,053
Cash and cash equivalents, beginning of period	3,642,963	2,694,036	744,983

Cash and cash equivalents, end of period	$4,444,311	$3,642,963	$2,694,036

Supplemental cash flow information:
Cash paid for interest	$1,284,338	$1,806,103	$1,821,200
Cash paid for taxes	$—	$250,000	$—

The accompanying notes are an integral part of these financial statements.

PNG CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements

1.     Organization and Business

        PNG Corporation, a Delaware corporation ("PNG" or the "Company"), was incorporated on September 6, 1994. The Company's assets are primarily the result of the acquisition of the joint venture interest of Pinnacle Natural Gas Company, incorporated March 12, 1985, and affiliated companies. Effective April 4, 1997, PNG was acquired and simultaneously recapitalized by Energy Spectrum Partners LP ("Energy Spectrum"). The acquisition, which was accounted for under the purchase method of accounting, resulted in a "pushdown" of the purchase price to PNG's assets and liabilities based on their estimated fair values as of April 1, 1997, the effective date of the acquisition for accounting purposes.

        These consolidated financial statements include the accounts of PNG and its subsidiaries. All subsidiaries are wholly owned, except for Bright Star Gathering Incorporated's 90-percent owned subsidiary, Bright Star Partnership. As reorganized, the principal operating subsidiaries of the Company are as follows:

  Pinnacle Natural Gas Company
  Pinnacle Natural Gas Transmission Company
  Pinnacle Pipeline Company
  Pinnacle Natural Gas Utility Company
  Alabama Pinnacle Corporation
  Bright Star Gathering Incorporated
  Bright Star Partnership

        PNG was organized to own and operate gas gathering and transmission facilities. The Company owns interest in and operates gas pipeline systems in Texas, New Mexico, Louisiana, Mississippi and Colorado. The Company provides gas gathering, processing, transmission and marketing services to its customers.

2.     Summary of Significant Accounting Policies

  Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the entities described in Note 1. All intercompany transactions have been eliminated in consolidation. The Company's interest in certain non-controlled investments is accounted for by the equity method.

  Use of Estimates

        Preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Risks

        Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. All cash and cash equivalents are with creditworthy financial institutions. Substantially all of the Company's accounts receivable result from sales of products and transmission services provided to customers in the oil and gas industry. This concentration of customers may impact the Company's overall credit risk, either positively or negatively, in that entities in the same industry may be similarly affected by changes in economic or other conditions. To limit the credit risk, the Company evaluates its customers' financial strengths and ability to withstand negative market conditions. The Company had two customers that accounted for approximately 58% and 23%; two customers that accounted for approximately 35% and 12%; and four customers that accounted for approximately 16%, 14%, 10% and 10% of accounts receivable for the years ended December 31, 2002, 2001, and 2000, respectively. The Company had four suppliers that accounted for approximately 42%, 11% and 10%; three suppliers that accounted for approximately 20%, 18% and 12%; and one supplier that accounted for approximately 12% of accounts payable for the years ended December 31, 2002, 2001 and 2000, respectively. The Company had two customers that accounted for approximately 56% and 11%; three customers that accounted for approximately 25%, 10% and 10%; and three customers that accounted for approximately 13%, 11% and 11% of revenue for the years ended December 31, 2002, 2001 and 2000, respectively. The Company also had three suppliers that accounted for approximately 35%, 14%, and 10% and two suppliers that accounted for approximately 14% and 10% of purchases for the years ended December 31, 2002 and 2001, respectively. For the year ended December 31, 2000, no one supplier represented more than 10% of purchases.

  Cash and Cash Equivalents

        Cash and cash equivalents consist of short-term, highly liquid investments readily convertible into cash with an original maturity of three months or less. The Company places its temporary cash investments with high-credit quality financial institutions. The Company believes no significant concentration of credit risk exists with respect to these cash investments.

  Certificate of Deposit

        As of December 31, 2002 and 2001 approximately $186,000 and $181,000, respectively, are invested in a certificate of deposit, with an original maturity in excess of three months, which collateralizes certain loans of one of the Company's unconsolidated affiliates (see Note 9).

  Accounts Receivable

        The Company has a consistent customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. An estimated allowance for doubtful accounts is provided based on prior experience and specific review of past-due balances.

  Property, Plant and Equipment

        Property, plant and equipment additions are recorded at cost. The Company's property, plant and equipment primarily consist of (a) gas gathering systems used to transport gas from the wellhead to major pipelines and (b) pipelines used to transport gas from major pipelines to the end users. Depreciation of gas gathering systems and pipelines is provided using the straight-line method of depreciation based over their useful lives of such facilities, which range from five to twenty years. In addition, depreciation is computed using the straight-line method of depreciation over their useful lives of three to fifteen years for building, office furniture and fixtures and computer equipment.

        The cost of normal maintenance and repairs is expensed as incurred. Significant expenditures that increase the life of an asset are capitalized and depreciated over the remaining estimated useful life of the asset. Upon sale or retirement of an asset, the cost and related accumulated depreciation are eliminated and any resulting gain or loss is reflected in operations.

        Interest costs related to significant construction projects are capitalized based on the weighted average interest rate of outstanding borrowings. During 2002, no interest was capitalized. During 2001 and 2000, capitalized interest totaled approximately $77,000 and $149,000, respectively.

  Impairment of Long-Lived Assets

        When events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, an evaluation is performed to determine if impairment exists. We compare the carrying amount of the assets to the undiscounted expected future cash flows. If this comparison indicates that impairment exists, the assets are written down to fair value. Fair value is calculated using discounted expected future cash flows. The Company recorded an impairment charge of approximately $1.9 million, $1.7 million and $2.5 million in 2002, 2001 and 2000, respectively.

  Deferred Financing Costs

        Other non-current assets primarily consist of deferred financing costs. Deferred financing costs are amortized over the life of the related bank financing using the straight-line method, which approximates the interest method. Amortization of these deferred financing costs totaled approximately $26,000, $15,000 and $81,000 in 2002, 2001 and 2000, respectively.

  Revenue Recognition

        Sales of natural gas are reported in the month of delivery and purchases of gas are reported in the month of receipt. Transmission and capacity fees for transporting natural gas are reported in the month transportation service is provided. Gas volumes received may be different from gas volumes delivered, resulting in gas imbalances. The Company records a receivable or payable for such imbalances based upon the prices in effect the month in which the imbalances arise. The balances are reduced upon receipt or payment of such amounts or the receipt or delivery of equivalent volumes of gas.

        Under Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," up-front fees received at the commencement of a service contract are deferred and amortized over the term of the contract. Amounts received by the Company relating to its construction of pipelines are deferred and amortized to revenue over the appropriate contract term. Such unamortized deferred revenues were approximately $6.8 million and $7.0 million at December 31, 2002 and 2001, respectively.

        The Company received approximately $200,000 in 2001 as an early completion bonus relating to its pipeline construction agreement. These amounts are recognized when they are earned and realized, which is upon early completion of the project. No such amounts were realized or recorded in 2002 or 2000.

  Income Taxes

        Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be ultimately realized.

  Fair Value of Financial Instruments

        The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and debt. In management's opinion, the carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values at December 31,

2002 and 2001 due to the short-term nature of these instruments. In management's opinion, the fair value of the Company's debt approximates its carrying amounts at December 31, 2002 and 2001, because the debt is based on variable interest rates.

  Stock-Based Compensation

        The Company accounts for its employee stock options and other employee stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25"),"Accounting for Stock Issued to Employees," and related interpretations. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-based Compensation—an Amendment to SFAS No. 123", which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma disclosures for employee stock grants as if the fair-value-based method of accounting in SFAS No. 123 had been applied to these transactions. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and related interpretations. Had compensation cost been determined based on the fair value at the grant dates under the plan consistent with the method prescribed by SFAS No. 123, our net income (loss) would have been affected as follows:

	Year Ended December 31,
	2002	2001	2000
Net income (loss), as reported	$1,645,557	$(2,950,208)	$(2,082,768)
Stock-based compensation as reported, net of related tax effects	986,452	1,076,679	259,073
Pro forma stock-based employee compensation expense determined under fair value based method, net of related tax effects	(55,996)	(75,155)	(41,892)

Pro forma net income (loss)	$2,576,013	$(1,948,684)	$(1,865,587)

        For purposes of this pro forma disclosure, pro forma stock-based compensation is calculated based on the fair value of the options granted and is amortized to expense on a straight-line basis over the vesting period. The fair value of the options were estimated using the Black-Scholes option valuation model with the following assumptions: a risk-free interest rate of five percent; expected term of five years; and a volatility and dividend yield of zero percent.

  Comprehensive Income (Loss)

        The Company adopted SFAS No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income", on January 1, 1998. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full-set of general-purpose financial statements. There was no difference between the Company's net income and its total comprehensive income (loss) for the years ended December 31, 2002, 2001 and 2000.

  Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 143 ("SFAS No. 143"), "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal use of the asset. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, a gain or loss is recognized on settlement. The provisions of this statement are effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 will not have an impact on our consolidated financial statements.

        On June 28, 2002, the FASB voted in favor of issuing SFAS No. 146 ("SFAS 146"), "Accounting for Exit or Disposal Activities". SFAS 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (the "EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS 146 also includes (1) costs related to terminating a contract that is not a capital lease and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for financial statements issued with exit or disposal activities initiated after December 31, 2002. Management does not believe SFAS No. 146 will have a material impact on the Company's financial position, results of operations or cash flows.

        In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements of Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of the obligation assumed under a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued.

        The recognition and measurement provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. Management does not expect that the adoption of FIN 45 will have a material effect on the Company's financial position, results of operations or cash flows.

        The FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, and An Interpretation of ARB 51". The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This new model for consolidation applies to an entity which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As of December 31, 2002, the Company was not party to a VIE; therefore, management does not believe FIN 46 will have a material impact on the Company's financial position, results of operations or cash flows.

3.     Acquisitions and Disposition of Assets

        In 2000, the Company completed construction of a 33-mile natural gas pipeline under a 30-year transportation contract with SEI Texas, LLP. The contract provides for a fixed monthly fee to operate and maintain the pipeline over the life of the contract. The construction cost was approximately $10.4 million, and operations began in May 2001. In order to finance this construction, the Company entered into a construction credit agreement (see Note 5) due in 2005.

        In June 2001, the Company began construction of a seven-mile pipeline and a 21-mile pipeline to supply a power plant in Guadalupe County, Texas. Construction was completed in December 2001 for a total cost of approximately $12.0 million. In order to finance this construction, the Company borrowed an additional $5.5 million from its revolving credit facility (see Note 5), and an additional $7.0 million was funded by the owner of the power plant, which was classified as deferred revenues in the accompanying Consolidated Balance Sheet.

4.     Property, Plant and Equipment

        Property, plant and equipment consisted of the following as of December 31:

	2002	2001
Gas gathering systems and pipelines	$45,160,935	$33,537,546
Construction in progress	—	12,102,864
Building	135,756	135,756
Office furniture and fixtures and computer equipment	551,521	547,787

	45,848,212	46,323,953
Less accumulated depreciation	(15,386,694)	(12,236,275)

Total property, plant and equipment	$30,461,518	$34,087,678

        Depreciation expense was approximately $3.5 million, $2.6 million and $2.6 million for the years ended December 31, 2002, 2001 and 2000, respectively.

5.     Long-term Debt and Revolving Credit Agreement

        Long-term debt consisted of the following as of December 31:

	2002	2001
Revolving credit facility	$7,500,000	$9,000,000
Construction credit agreement, A	4,404,952	5,383,831
Construction credit agreement, B	4,648,810	5,434,524
Related party subordinated debentures	4,300,000	4,300,000

Total long-term debt	20,853,762	24,118,355
Less—current portion	(15,353,762)	(3,264,590)

Long-term portion of debt	$5,500,000	$20,853,765

        The Company's bank credit agreements consist of a $10.0 million revolving credit facility (the "Revolver") and two pipeline construction credit agreements (the "Construction Credit Agreements"), one of them for up to $7.5 million and the other for up to $5.5 million.

        The Company had outstanding borrowings on the Revolver of $7.5 million as of December 31, 2002, and outstanding borrowings on the Construction Credit Agreements of $4.4 million and $4.6 million in 2002. The Company had outstanding borrowings on the Revolver of $9.0 million as of December 31, 2001 and outstanding borrowings on the Construction Credit Agreements of $5.4 million and $5.4 million in 2001.

        Principal payments under the Revolver began January 1, 2001 (the "Commitment Termination Date"), and are made on the last day of each quarter in the amount of $375,000 until December 2003, escalating to $500,000 each quarter thereafter until June 2005, with the remaining outstanding balance of $2.5 million scheduled to be repaid at June 2005. Each year the Company may request and receive, at the sole discretion of the bank, a one-year extension of the Commitment Termination Date and the maturity date. Additionally, the borrowing base under the Revolver is redetermined each year.

        Borrowings under the Revolver are collateralized by substantially all of the assets of the Company and bear interest at the bank's prime rate, plus an escalating rate up to 0.25 percent, or LIBOR plus 2.125 percent. The weighted average interest rate was 4.02 percent as of December 31, 2002. The Company is also required to pay a quarterly commitment fee (0.375 percent per annum) on the average daily amount by which the borrowing base exceeds the outstanding advances until the Commitment Termination Date. Interest is payable monthly on outstanding borrowings.

        Conversion of the first Construction Credit Agreement to start principal payments began in April 2000 when construction of the 33-mile pipeline being built under the transportation agreement with SEI Texas, LLP (an unaffiliated third party) was completed. The Company's principal payments are paid in 59 consecutive monthly installments of an amount equal to 1/84 of the outstanding advance, with one lump-sum payment of the remaining outstanding aggregate principal balance due on April 4, 2005. Advances bear interest at the bank's prime rate or LIBOR, plus an escalating rate up to 2.25 percent. The Company is also required to pay a quarterly commitment fee (0.375 percent per annum) on the average daily amount by which the borrowing base exceeds the outstanding advances until the completion of the pipeline construction. Interest is payable monthly on outstanding borrowings.

        Conversion of the second Construction Credit Agreement to start principal payments began in December 2001 when the Company completed its construction of the pipelines in Guadalupe County. The Company's principal payments are paid in 59 consecutive monthly installments of an amount equal to 1/84 of the amount advanced with one lump-sum payment of the remaining outstanding aggregate principal balance due in 2006.

  Related Party Subordinated Debt

        As of December 31, 2002 and 2001, the Company had $4.3 million outstanding in subordinated debt to Energy Spectrum, an affiliate of the Company, which is due in April 2003. Such debt bears simple interest at 11% per annum.

  Bank Debt Covenants

        The Revolver requires that the Company be in compliance with certain financial covenants including, but not limited to, restrictions on indebtedness, investments and dividends. The Company's annual capital expenditures cannot exceed an amount equal to its annually submitted budget plus $250,000. In addition, on a quarterly basis, the Company must comply with a current ratio of 1.00 to 1.00, an interest charge coverage ratio of 2.00 to 1.00 and a debt service coverage ratio of 1.25 to 1.00.

At December 31, 2002, the Company was in violation of one financial covenant. The Company did not obtain a waiver for such violation and has classified such debt as current as of December 31, 2002. At December 31, 2001, the Company was in compliance with such covenants.

        The Company's Construction Credit Agreements, upon conversion to term loans, requires that the Company be in compliance with certain financial covenants including, but not limited to, restrictions on indebtedness, investments and dividends. The Company's annual capital expenditures cannot exceed an amount equal to annually submitted budget plus $250,000. In addition, on a quarterly basis, the Company must comply with a current ratio of 1.00 to 1.00, an interest charge coverage ratio of 2.00 to 1.00 and a debt service coverage ratio of 1.15 to 1.00. At December 31, 2002, the Company was in violation of one financial covenant. The Company did not obtain a waiver for such violation and has classified such debt as current at December 31, 2002. At December 31, 2001, the Company was in compliance with such covenants.

        There are no covenants governing the related party subordinated debentures.

  Maturities

        The maturities of the Company's debt as of December 31, 2002, are as follows:

2003	$15,353,762
2004	2,000,000
2005	3,500,000
2006	—
2007	—
2008 and thereafter	—

$20,853,762

        In March 2003, the Company sold substantially all of its assets to MarkWest Energy Partners, L.P. (see Note 11). Upon completion of the sale, all bank and related party subordinated debt was paid in full.

6.     Equity Transactions

        The Company has an incentive equity plan (the "2000 Plan") whereby options to purchase 486,000 shares of the Company's common stock were issued to certain key employees in 2000. These option vest over a three-year period, with 162,000 options vesting on April 1, 2001, 2002 and 2003, and have a maximum term of five years (expiring on March 31, 2005). On the date of grant, the exercise price of the option approximated the fair value of the stock. The exercise price of each option increases periodically, and ranges between $2.70 and $4.24 over the term of the options.

        Pursuant to APB No. 25, due to the escalation feature of the exercise price, the Company has accounted for the stock option grants under the 2000 Plan using variable plan accounting. The Company has and will continue to mark to market the outstanding options until the exercise of the related option occurs or the exercise price becomes fixed. As of December 31, 2002, 2001 and 2000, the Company recognized stock-based compensation for the fair value of the stock options in the amount of approximately $1.5 million, $1.7 million and $399,000, respectively, in the Consolidated Statement of Operations with a corresponding liability included in other non-current liabilities in the Consolidated Balance Sheet. Subsequent to December 31, 2002, these options were settled for approximately $0.5 million (see Note 11).

        The Company's stock option activity follows:

Number of shares underlying options
Options
Outstanding at December 31, 1999	—
Granted	486,000
Exercised	—
Expired	—
Forfeited	—

Outstanding at December 31, 2000	486,000
Granted	—
Exercised	—
Expired	—
Forfeited	—

Outstanding at December 31, 2001	486,000
Granted	—
Exercised	—
Expired	—
Forfeited	(54,000)

Outstanding at December 31, 2002	432,000

        At December 31, 2002, approximately 288,000 options were exercisable at a weighted average price of $3.43 per share and a weighted average remaining contractual life of 2.44 years.

        At December 31, 2001, approximately 162,000 options were exercisable at a weighted average price of $3.11. There were no options exercisable at December 31, 2000.

7.     Income Taxes

        The Company uses the asset and liability method of accounting for deferred income taxes. Total income tax expense (benefit) consists of the following as of December 31:

	2002	2001	2000
Current tax expense	$47,320	$404,504	$—
Deferred tax benefit	(4,259,954)	—	—

Total income tax (benefit) expense	$(4,212,634)	$404,504	$—

        The components of net deferred income taxes are as follows as of December 31:

	2002	2001
Deferred tax assets:
Stock-based compensation	$1,250,417	$719,251
Deferred revenue	2,393,007	2,464,900
Net operating loss carryforwards	5,092,792	4,811,576
Other	37,302	152,860

Total deferred tax assets	8,773,518	8,148,587
Deferred tax liabilities:
Property and equipment	(1,436,587)	(1,884,231)
Partnership income	(463,604)	(391,280)
Other	(12,515)	—

Total deferred tax liabilities	(1,912,706)	(2,275,511)

Net deferred tax asset	6,860,812	5,873,076
Valuation allowance	(2,600,858)	(5,873,076)

Net deferred taxes	$4,259,954	$—

        The deferred tax asset of December 31, 2002, of $6.9 million was recorded net of a $2.6 million valuation allowance based on management's belief that the net tax asset is more likely than not to be realizable. In March 2003, the Company sold substantially all of its assets to MarkWest Energy Partners, L.P. (see Note 11). As a result of the sale, the Company expects to recognize taxable income and accordingly has reversed the valuation allowance previously recorded against certain net deferred tax assets. The remaining valuation allowance has been provided for certain net operating loss carryovers related to Bright Star Gathering, Inc., which are subject to annual limitation. Management believes that these assets will not be realized due to the limitation and as such did not reverse the valuation allowance associated with these assets. The Company's net operating losses will begin to expire in 2008.

        The difference between the provision for income taxes and the amount that would be determined by applying the statutory income tax rate to income before income taxes is as follows for the years ended December 31:

	2002	2001	2000
Computed statutory tax benefit at 35%	$(949,923)	$(906,383)	$(708,222)
Changes in taxes resulting from:
State tax, net of federal tax benefit	—	170,683	—
Permanent differences	9,507	6,160	2,205
Change in valuation allowance adjustment	(3,272,218)	1,134,044	706,017

Total income tax benefit	$(4,212,634)	$404,504	$—

8.     Commitments and Contingencies

  Leases

        The Company has operating leases, primarily for office space and compression facilities. For the years ended December 31, 2002, 2001and 2000, the Company charged $1.5 million $1.5 million and $1.3 million, respectively, to expense relating to operating leases.

        As of December 31, 2002, future minimum rental payments are as follows:

2003	$619,465
2004	137,651
2005	—
2006	—
2007	—

2008 and thereafter	$757,116

  Litigation

        In 2001, Pinnacle Natural Gas Company and a number of other parties were named as defendants in an action brought by Ray and Debra Noseff who seek unspecified compensatory and punitive damages for claims based on loss of consortium and Mr. Noseff's personal injuries. Mr. Noseff was injured on July 8, 1998 by a gas line fire at the Pinnacle Lea delivery point. The proceedings captioned Ray Noseff, et al., Plaintiffs v. Pinnacle Natural Gas Company, Michael Tindle, Enron Corp., Northern Natural Gas Co., Daniel Industries, Inc., Constant Power Manufacturing Co., Peter Paul, Inc., Skinner, Inc., and Honeywell, Inc., Defendants (Case No. CV-200101278) are pending in the Second Judicial Circuit, Bernalillo County, New Mexico. The Company's costs and legal exposure related to this lawsuit are currently not determinable.

9.     Investment in Unconsolidated Affiliates

        In 2002, the Company had equity positions in two gathering systems, Texana Pipeline Company JV (37.5%) ("Texana") and Las Animas Landfill Gas, L.L.C. (18.48%) ("Las Animas").

        Located in Refugio and San Patricio Counties, Texas, Texana is a joint venture between a private individual, Enbridge US and the Company that gathers wellhead gas from several locations and delivers the gas to industrial users and markets. For a monthly fee, the Company provides the accounting and financial reporting for Texana but does not exercise control over the operations and merchant capabilities of the system.

        Las Animas is a limited liability company that provides gas processing, gathering and extraction for the Johnson County Landfill near Shawnee, Kansas. The principal shareholder/operator is South-Tex Treaters Inc. The Company participates in the Las Animas' annual meetings but does not exercise control over the operations and policies of Las Animas. As part of its financial responsibility to Las Animas, the Company guarantees up to 24% of the outstanding loan, or approximately $0.3 million as of December 31, 2002, held by Las Animas.

        The Company uses the equity method of accounting for its investments in its unconsolidated affiliates. The following table summarizes the status and results of the Company's investments.

	2002	2001	2000
Beginning investments	$1,661,775	$921,955	$599,091
Capital contributions	463,924	615,311	229,506
Distributions received	(75,000)	—	—
Impairment	(248,766)	—	—
Equity in earnings (losses)	(42,360)	124,509	93,358

Ending investments	$1,759,573	$1,661,775	$921,955

10.   Benefit Plan

        The Company contributed approximately $17,000, $17,000 and $14,000 to a 401(k) savings plan for the year ended December 31, 2002, 2001 and 2000, respectively. The plan was terminated in early 2003.

11.   Subsequent Event

        On March 28, 2003, substantially all of Pinnacle Natural Gas Company and certain affiliates were merged with certain affiliates of MarkWest Energy Partners, L.P. for approximately $38 million. The acquisition price included the assumption and payment of all bank debt. These financial statements do not include any adjustments related to the acquisition.

(b)   Pro Forma Financial Information.

        The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2002, and the three months ended March 31, 2003, combines the historical operations of MarkWest Hydrocarbon with the historical operations of PNG Corporation and Subsidiaries as if the Pinnacle acquisition had occurred on January 1, 2002. Please see Item 2 (Acquisition or Disposition of Assets) of this Form 8-K for a description of the Pinnacle acquisition. No pro forma balance sheet is presented herein because the balance sheet included in MarkWest Hydrocarbon's March 31, 2003 Form 10-Q reflects the acquisition.

        The unaudited pro forma consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and PNG Corporation and Subsidiaries. Pinnacle represents substantially all of the assets, liabilities and operations of PNG Corporation and Subsidiaries. These pro forma statements are not indicative of the results that actually would have occurred if the combination had been completed on the dates indicated or which may be obtained in the future. The pro forma financial statements and notes thereto should be read in conjunction with the historical financial statements included in the Company's previous filings with the Securities and Exchange Commission and the audited PNG Corporation and Subsidiaries financial statements included herein.

MARKWEST HYDROCARBON, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2002

	MarkWest Hydrocarbon	PNG	Adjustments		MarkWest Hydrocarbon Pro Forma
	(in thousands, except per share data)
Revenues:
Gathering, processing and marketing revenue	$154,338	$43,667	$(367	)(A)	$197,638
Exploration and production revenue	32,923	—	—		32,923

Total revenues	187,261	43,667	(367)		230,561

Operating expenses:
Purchased gas costs	127,526	32,613	—		160,139
Facility expenses	16,257	3,909	(49	)(A)	20,117
Lease operating	7,912	—	—		7,912
Transportation costs	1,680	—	—		1,680
Production taxes	2,044	—	—		2,044
Selling, general and administrative expenses	11,885	3,264	—		15,149
Depreciation and depletion	21,388	3,472	(208 (871	)(A) )(B)	23,781
Impairment expense	—	1,672	—		1,672
Gain on sale of assets	—	(109)	—		(109)

Total operating expenses	188,692	44,821	(1,128)		232,385

Income (loss) from operations	(1,431)	(1,154)	761		(1,824)

Other income and expense:
Interest expense, net	(3,775)	(1,269)	(327	)(C)	(5,371)
Equity in earnings of unconsolidated subsidiary	—	(42)	—		(42)
Impairment of unconsolidated affiliate	—	(249)	—		(249)
Write-down of deferred financing costs	(2,977)	—	—		(2,977)
Gain on sale of non-operating assets	5,454	—	—		5,454
Gain on sale of non-operating asset to a related party	141	—	—		141
Minority interest in net (income) loss of consolidated subsidiary	(1,947)	147	1,174	(D)	(626)
Other expense, net	(73)	—	—		(73)

Income (loss) before income taxes	(4,608)	(2,567)	1,608		(5,567)

Provision (benefit) for income taxes	(1,812)	(4,213)	3,858	(E)	(2,167)

Net income (loss)	$(2,796)	$1,646	$(2,250)		$(3,400)

Basic loss per share of common stock	$(0.33)				$(0.40)

Loss per share assuming dilution	$(0.33)				$(0.40)

Weighted average number of outstanding shares of common stock:
Basic	8,500				8,500

Assuming dilution	8,513				8,513

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2003

	MarkWest Hydrocarbon	PNG	Adjustments		MarkWest Hydrocarbon Pro Forma
	(in thousands, except per share data)
Revenues:
Gathering, processing and marketing revenue	$50,651	$18,614	$(51 (827	)(A) )(F)	$68,387
Exploration and production revenue	10,659	—	—		10,659

Total revenues	61,310	18,614	(878)		79,046

Operating expenses:
Purchased gas costs	46,003	15,305	(680	)(F)	60,628
Facility expenses	4,506	885	(9 (39	)(B) )(F)	5,343
Lease operating	1,608	—	—		1,608
Transportation costs	513	—	—		513
Production taxes	728	—	—		728
Selling, general and administrative expenses	3,137	336	(11	)(F)	3,462
Depreciation and depletion	5,098	1,031	(52 (381 (46	)(A) )(B) )(F)	5,650

Total operating expenses	61,593	17,557	(1,218)		77,932

Income (loss) from operations	(283)	1,057	340		1,114

Other income and expense:
Interest expense, net	(1,063)	(269)	(132	)(C)	(1,464)
Equity in earnings of unconsolidated subsidiary	—	7	—		7
Minority interest in net (income) loss of consolidated subsidiary	(874)	11	(558	)(D)	(1,421)
Other expense, net	(15)	—	—		(15)

Income (loss) before income taxes and change in accounting principle	(2,235)	806	(350)		(1,779)

Provision (benefit) for income taxes	(1,222)	294	(125	)(E)	(1,053)

Income (loss) before change in accounting principle	$(1,013)	$512	$(225)		$(726)

Basic loss per share of common stock	$(0.12)				$(0.09)

Loss per share assuming dilution	$(0.12)				$(0.09)

Weighted average number of outstanding shares of common stock:
Basic	8,511				8,511

Assuming dilution	8,514				8,514

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.     Basis of Presentation

        The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2002, and the three months ended March 31, 2003, combines the historical operations of MarkWest Hydrocarbon, Inc. with the historical operations of Pinnacle as if the transaction had occurred on January 1, 2002.

        These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

2.     Purchase Price Allocation

        Our consolidated subsidiary, MarkWest Energy Partners, L.P. ("MarkWest Energy Partners" or the "Partnership") allocated the purchase price as follows (in thousands):

Acquisition costs:
Long-term debt incurred	$39,471
Direct acquisition costs	450
Current liabilities assumed	8,150

Total	$48,071

Allocation of acquisition costs:
Current assets	$10,643
Fixed assets (including long-term contracts)	37,428

Total	$48,071

3.     Adjustments

(A)
This entry eliminates the operating results of the PNG Corporation and Subsidiaries' asset, the Hobbs, New Mexico, lateral pipeline, that was not acquired as part of the Pinnacle acquisition.

(B)
Depreciation expense decreased due to the change in depreciable lives used by PNG Corporation and Subsidiaries (five to twenty years) versus what MarkWest Energy Partners uses. MarkWest Energy Partners is depreciating each asset over the lesser of the term of the associated long-term contract (up to nineteen years) or its estimated useful life, which is twenty years for gathering systems and pipelines.

(C)
The pro forma adjustment to interest expense is calculated as follows:

	Year Ended December 31, 2002	Three Months Ended March 31, 2003
	(in thousands)
PNG Corporation and Subsidiaries interest expense(1)	$1,278	$269
Partnership bank debt ($39.5 million in additional principal) at an assumed rate of 3.58%(2)	(1,413)	(353)
Commitment fee on unused revolving credit facility at an assumed annual rate of 0.25%	35	9
Amortization of deferred debt issuance costs	(227)	(57)

Pro forma increase to interest expense	$(327)	$(132)

  (1)
  Represents the elimination of PNG Corporation and Subsidiaries interest expense as PNG's debt was paid in full in connection with the acquisition.

  (2)
  The effects of fluctuations of 0.125% and 0.25% in annual interest rates under the Partnership's loan facility on pro forma interest expense would have been approximately $49 and $99, respectively, for the year ended December 31, 2002. The effects of fluctuations of 0.125% and 0.25% in annual interest rates under the Partnership's loan facility on pro forma interest expense would have been approximately $12 and $25, respectively, for the three months ended March 31, 2003.

(D)
Minority interest in net (income) loss of consolidated subsidiary has been adjusted to reflect the Partnership's minority interest owners' approximate 53% interest in the pro forma Pinnacle net income (loss).

(E)
The income tax provision (benefit) has been adjusted to reflect MarkWest Hydrocarbon's portion of Pinnacle's pre-tax income (loss) and to eliminate PNG Corporation and Subsidiaries' income tax provision (benefit).

(F)
MarkWest Energy Partners, a consolidated subsidiary of MarkWest Hydrocarbon, acquired Pinnacle on March 28, 2003. This entry reverses the four days of Pinnacle results (March 28 – March 31, 2003) included in MarkWest Hydrocarbon's results for the three months ended March 31, 2003.

4.     Earnings Per Share

        Pro forma basic earnings per share are computed by dividing pro forma net income by the weighted average number of shares outstanding during the period. Pro forma diluted earnings per share are computed by dividing pro forma net income by all shares and dilutive potential shares outstanding during the period.

(c)   Exhibits.

Exhibit No.	Description of Exhibit
2.1(1)	Purchase Agreement dated as of March 24, 2003, among PNG Corporation, Energy Spectrum Partners LP, MarkWest Texas GP, L.L.C., MW Texas Limited, L.L.C. and MarkWest Energy Partners, L.P.
2.2(1)
Plan of Merger entered into as of March 28, 2003, by and among MarkWest Blackhawk L.P., MarkWest Pinnacle L.P., MarkWest PNG Utility L.P., MarkWest Texas PNG Utility L.P., Pinnacle Natural Gas Company, Pinnacle Pipeline Company, PNG Transmission Company and Bright Star Gathering, Inc.
10.1(1)	Assignment of Employment Agreement dated March 28, 2003, by and among PNG Corporation, MarkWest Hydrocarbon, Inc. and William G. Janacek
10.2(1)	Employment Agreement dated October 2002, between PNG Corporation and William G. Janacek
10.3(1)	First Amendment to Credit Agreement dated March 28, 2003, among MarkWest Energy Operating Company, L.L.C., certain guarantors, Bank of America, N.A., Royal Bank of Canada and certain lenders

(1)
Previously incorporated by reference to the Current Report on Form 8-K of MarkWest Energy Partners, L.P., filed with the Commission on April 14, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC. (Registrant)
Date: August 26, 2003	By:	/s/ DONALD C. HEPPERMANN Donald C. Heppermann, Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1(1)	Purchase Agreement dated as of March 24, 2003, among PNG Corporation, Energy Spectrum Partners LP, MarkWest Texas GP, L.L.C., MW Texas Limited, L.L.C. and MarkWest Energy Partners, L.P.
2.2(1)
Plan of Merger entered into as of March 28, 2003, by and among MarkWest Blackhawk L.P., MarkWest Pinnacle L.P., MarkWest PNG Utility L.P., MarkWest Texas PNG Utility L.P., Pinnacle Natural Gas Company, Pinnacle Pipeline Company, PNG Transmission Company and Bright Star Gathering, Inc.
10.1(1)	Assignment of Employment Agreement dated March 28, 2003, by and among PNG Corporation, MarkWest Hydrocarbon, Inc. and William G. Janacek
10.2(1)	Employment Agreement dated October 2002, between PNG Corporation and William G. Janacek
10.3(1)	First Amendment to Credit Agreement dated March 28, 2003, among MarkWest Energy Operating Company, L.L.C., certain guarantors, Bank of America, N.A., Royal Bank of Canada and certain lenders

(1)
Previously incorporated by reference to the Current Report on Form 8-K of MarkWest Energy Partners, L.P., filed with the Commission on April 14, 2003.

QuickLinks

  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
PNG CORPORATION AND SUBSIDIARIES Consolidated Balance Sheets
PNG CORPORATION AND SUBSIDIARIES Consolidated Statements of Operations
PNG CORPORATION AND SUBSIDIARIES Consolidated Statements of Stockholder's Equity
PNG CORPORATION AND SUBSIDIARIES Consolidated Statements of Cash Flows
PNG CORPORATION AND SUBSIDIARIES Notes to Consolidated Financial Statements
MARKWEST HYDROCARBON, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2002
MARKWEST HYDROCARBON, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS THREE MONTHS ENDED MARCH 31, 2003
MARKWEST HYDROCARBON, INC. NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
SIGNATURE
EXHIBIT INDEX